Exhibit 99.1

Investor Contact:	Media Contact:
Susannah Livingston	Diego Romero
(602) 682-1584	(602) 682-3173
susannahlivingston@sprouts.com	media@sprouts.com

Sprouts Farmers Market, Inc. Announces Chief Financial Officer Transition

PHOENIX, Ariz. – (Globe Newswire) – August 31, 2021 – Sprouts Farmers Market, Inc. (Nasdaq: SFM) today announced that Lawrence “Chip” Molloy, currently a member of its board of directors, has been appointed as chief financial officer of the company, effective September 25, 2021. Molloy will succeed Denise Paulonis, who is departing the company to join a publicly traded retailer as its chief executive officer.

“There is no better successor to oversee our financial function than Chip,” said Jack Sinclair, chief executive officer of Sprouts Farmers Market. “Chip’s extensive knowledge of all aspects of our business and strategy and long-tenured executive experience makes him ideally suited to lead our finance team as we execute on our strategy.”

“I am thrilled to be joining Jack and the Sprouts leadership team,” said Molloy. “I have proudly served Sprouts for the past eight years, and I couldn’t be more excited about our current growth trajectory as we continue to implement our strategic priorities to deliver value to our stockholders.”

Molloy has served on Sprouts’ board of directors since 2013 and was its interim chief financial officer from June 2019 to February 2020. In addition to his tenure at Sprouts, Molloy’s 30-plus year career includes executive leadership service as chief financial officer of PetSmart, Inc. and Under Armour, Inc. as well as interim chief executive officer of Torrid LLC. Molloy will step down from the Sprouts board of directors when he becomes chief financial officer.

“On behalf of the Sprouts board of directors and entire Sprouts team, I want to sincerely thank Denise for her service to Sprouts,” continued Sinclair. “Denise was integral in the formation of our long-term growth strategy and has set the company up for continued and sustained success. I wish her the best as she assumes an exciting new leadership role.”

“It has been a privilege to work alongside Jack and the Sprouts team,” said Paulonis. “While I look forward to ascending to a chief executive officer role, I am confident that Sprouts is well-positioned for long-term profitable health.”

Forward-Looking Statements

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Sprouts Farmers Market or its management "anticipates," "plans," "estimates," "expects," or "believes," or the negative of these terms and other similar expressions) should be considered forward-looking statements, including, without limitation, statements regarding the company’s outlook, growth, opportunities and long-term strategy. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks and uncertainties include, without limitation, risks associated with the impact of the COVID-19 pandemic; the company’s ability to execute on its long-term strategy; the company’s ability to successfully compete in its competitive industry; the company’s ability to successfully open new stores; the company’s ability to manage its growth; the company’s ability to maintain or improve its operating margins; the company’s ability to identify and react to trends in consumer preferences; product supply disruptions; general economic conditions; accounting standard changes; and other factors as set forth from time to time in the company’s Securities and Exchange Commission filings, including, without limitation, the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available, except as required by law.

Corporate Profile

Sprouts is the place where goodness grows. True to its farm-stand heritage, Sprouts offers a unique grocery experience featuring an open layout with fresh produce at the heart of the store. Sprouts inspires wellness naturally with a carefully curated assortment of better-for-you products paired with purpose-driven people. The healthy grocer continues to bring the latest in wholesome, innovative products made with lifestyle-friendly ingredients such as organic, plant-based and gluten-free. Headquartered in Phoenix, and one of the fastest growing retailers in the country, Sprouts employs approximately 35,000 team members and operates more than 360 stores in 23 states nationwide. To learn more about Sprouts, and the good it brings communities, visit about.sprouts.com.